Exhibit 10.11

CEC ENTERTAINMENT, INC.

Private Placement Agreement

CEC Entertainment, Inc.

4441 W. Airport Freeway

Irving, Texas 75062

Gentlemen:

This agreement has been executed by the undersigned (any reference to “I” or “me” or “my” is a reference to the undersigned) in connection with the issuance to me by the Company in a private placement of shares (the “Shares”) of common stock, par value $0.10 per share (the “Common Stock”), of CEC Entertainment, Inc. (the “Company”). I hereby represent, warrant and agree as follows:

1.    Grant of Shares Under the Non-Employee Directors Restricted Stock Plan. The Company has, pursuant to (1) the Restricted Stock Agreement, of even date herewith (“Restricted Stock Agreement”), and (2) the provisions of the CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan, as amended from time to time in accordance with its terms (the “Plan”), granted to me a restricted stock award of shares (the “Shares”) of Common Stock, effective as of the date of grant as set forth in the Restricted Stock Agreement, upon and subject to the terms and conditions set forth in this Agreement, and in the Restricted Stock Agreement and the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meaning assigned to them in the Plan.

2.    Access to Information. I am acquiring the Shares after what I deem to be adequate investigation of the business and prospects of the Company by me. I have been furnished with any materials relating to the business and operation of the Company that have been requested by me, and I have been given an opportunity to make any further inquiries desired of the management and any other personnel of the Company.

3.    Representations.

(a) I have been advised that the Shares are not being registered under the Securities Act of 1933, as amended (the “Act”), on the basis of an exemption from registration under the Act, and on the representations made by me in this agreement. I understand that neither the Securities and Exchange Commission (“SEC”) nor any other federal or state agency has passed on or made any recommendation or endorsement of the Shares, and that the Company is relying on the truth and accuracy of the representations and warranties made by me in this agreement in connection with offering the Shares for sale to me without registration under the Act.

(b) I am a director or executive officer of the Company.

Private Placement Agreement — Page 1

(c) I am acquiring the Shares for investment for my own account and not with a view to their resale or distribution and I do not intend to divide my participation with others or to resell or otherwise dispose of all or any part of the Shares unless and until they are subsequently registered under the Act, or an exemption from such registration is available.

(d) I have the ability to evaluate the merits and risks of an investment in the Company based upon my knowledge and experience in financial and business matters.

(e) I understand that if Rule 144 under the Securities Act (“Rule 144”) is available with respect to resale of the Shares, any routine sale of the Shares made under Rule 144 can be made only in compliance with Rule 144 and this Agreement. If Rule 144 is not available, compliance with another exemption from registration under the Act will be required before I can transfer part or all of the Shares. I am familiar with the provisions of Rule 144, including Rule 144’s requirement that the Shares be held by me for at least one year before they can be sold by me.

(f) I understand that before any transfer of any of the Shares can be made by me, written approval must first be obtained from the Company’s counsel. The basis of any such approval will be satisfactory compliance with the requirements of the federal and state statutes regulating sales and transfers of securities. I understand that a legend to this effect will be placed on the Shares and that stop-transfer instructions will be issued by the Company to its transfer agent.

(g) I am (i) able to bear the economic risk of this investment, (ii) able to hold the Shares indefinitely, and (iii) presently able to afford a complete loss of this investment. I have consulted my own attorney, accountant or investment advisor with respect to my investment in the Shares.

4. Legends. All certificates evidencing Shares of the Company subject to the provisions of this Agreement shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT”.

5. General.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the undersigned’s address set forth below and to the Company at the address set forth above.

(b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be

Private Placement Agreement — Page 2

construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to principles regarding conflicts of law.

(c) This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. I agree not to transfer or assign this Agreement, or any of my interest herein, without the express written consent of the Company.

Very truly yours,

(Signature of Purchaser)

(Typed or printed name of Purchaser)

Private Placement Agreement — Page 3

Dated:                                                                  , 2007

ACCEPTED AND AGREED:

CEC ENTERTAINMENT, INC.

By:
Name:
Title:

RESTRICTED STOCK AGREEMENT

CEC ENTERTAINMENT, INC. NON-EMPLOYEE DIRECTORS

RESTRICTED STOCK PLAN

Grantee:	Louis Neeb

Location:	676

Number of Awarded Shares:	1,872

Grant Date:	January 09, 2007

Vesting of Awarded Shares:

twenty-five percent (25%) of the Awarded Shares on January 9, 2008, an aggregate fifty percent (50%) of the Awarded Shares on January 9, 2009, an aggregate seventy-five percent (75%) of the Awarded Shares on January 9, 2010, and an aggregate of one hundred percent (100%) of the Awarded Shares on January 9, 2011.

CEC Entertainment, Inc., a Kansas corporation (the “Company”), hereby grants to the individual whose name appears above (“Grantee”), pursuant to the provisions of the CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan, as amended from time to time in accordance with its terms (the “Plan”), a restricted stock award (this “Award”) of shares (the “Awarded Shares”) of its common stock, par value $.10 per share (the “Common Stock”), effective as of the date of grant as set forth above (the “Grant Date”), upon and subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

1. Effect of the Plan. The Awarded Shares granted to Grantee are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. The Company, by action of the Board, hereby reserves the right to alter, amend, revise, suspend, or discontinue the Plan without the consent of Grantee, so long as such alteration, amendment, revision, suspension or discontinuance shall not adversely affect the rights and benefits available to Grantee hereunder, and this Award shall be subject, without further action by the Company or Grantee, to such alteration, amendment, revision, suspension, or discontinuance unless provided otherwise therein.

2. Grant. This Award shall evidence Grantee’s ownership of the Awarded Shares. Grantee agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including the forfeiture conditions set forth in Section 4 of this Agreement, the restrictions on transfer set forth in Section 5 of this Agreement and the satisfaction of the Required Withholding as set forth in Section 8(a) of this Agreement. Grantee acknowledges that he or she will not receive a stock certificate representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award and all tax withholding obligations applicable to the Vested Awarded Shares (as defined below) have been satisfied. The Awarded Shares will be held in custody for Grantee, by the Company, until the Awarded Shares have vested in accordance with Section 3 of this Award. In accordance with the terms of Section 12.8 of the Plan, the stock certificates for the Awarded Shares will be endorsed with the legends contained in such Section. Upon vesting of the Awarded Shares, the Company shall, unless otherwise paid by Grantee as described in Section 8(a) of this Agreement, withhold that number of Vested Awarded Shares necessary to satisfy any applicable tax withholding obligation of Grantee in accordance with the provisions of Section 8(a) of this Agreement, and thereafter shall deliver to Grantee all remaining Vested Awarded Shares.

3. Vesting Schedule; Service Requirement. Except as provided otherwise in Section 4 of this Agreement, the Awarded Shares shall vest unless Grantee’s membership on the Board is terminated as a result of Grantee’s (i) Removal, (ii) not being re-nominated for Board membership for the next succeeding period, (iii) being nominated for Board membership for the next succeeding period but not being reelected for Board membership for such period by the Company’s shareholders, or (iv) resignation (each a “Forfeiture Event”) during the period commencing with the Grant Date and ending with the applicable date that such portion of the Awarded Shares vests (each, a “Vesting Date”). Awarded Shares that have vested pursuant to this Agreement are referred to herein as “Vested Awarded Shares” and Awarded Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.” Subject to the provisions of Section 4 of this Agreement, if the Grantee does not experience a Forfeiture Event prior to an applicable Vesting Date, the Awarded Shares will vest in accordance with the Vesting Dates set forth on the first page of this Agreement under the heading “Vesting of Awarded Shares.” If an installment of the vesting would result in a fractional Vested Awarded Share, such installment will be rounded to the next lower Awarded Share, as determined by the Company, except the final installment, which will be for the balance of the Awarded Shares.

4. Conditions of Forfeiture.

(a) Upon the occurrence of a Forfeiture Event (the “Termination Date”), all Unvested Awarded Shares as of the Termination Date shall, without further action of any kind by the Company or Grantee, be forfeited. Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Unvested Awarded Shares automatically upon such forfeiture. Following such forfeiture, Grantee shall have no further rights with respect to such forfeited

Unvested Awarded Shares. Grantee, by his acceptance of the Award granted pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer to the Company Unvested Awarded Shares that are forfeited and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Agreement regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

(b) Notwithstanding anything to the contrary in this Agreement, the Unvested Awarded Shares shall become vested (i) on the death of Grantee while Grantee is still an Eligible Director, (ii) in accordance with the provisions of Article 10 of the Plan relating to a Change in Control event, or (iii) at the direction of the Board, in accordance with the provisions of Section 6.3 of the Plan.

5. Non Transferability. Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares. The Company shall not be required (i) to transfer on its books any Unvested Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Unvested Awarded Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Awarded Shares shall have been so transferred.

6. Dividend and Voting Rights. Subject to the restrictions contained in this Agreement, Grantee shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends paid or delivered thereon, from and after the date hereof. In the event of forfeiture of Unvested Awarded Shares, Grantee shall have no further rights with respect to such Unvested Awarded Shares. However, the forfeiture of the Unvested Awarded Shares pursuant to Section 4 hereof shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Unvested Awarded Shares prior to forfeiture.

7. Capital Adjustments and Corporate Events. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Unvested Shares shall be adjusted in accordance with the provisions of the Plan. Any and all new, substituted or additional securities to which Grantee may be entitled by reason of Grantee’s ownership of the Unvested Awarded Shares hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of this Agreement and included thereafter as “Unvested Awarded Shares” for purposes of this Agreement.

8. Tax Matters.

(a) The Company’s obligation to deliver Awarded Shares to Grantee upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements (the “Required Withholding”). If the Company has not received from Grantee payment for the full amount of the Required Withholding within five (5) business days after the Company has notified the Grantee of the amount of such Required Withholding, the

Company shall withhold from the Vested Awarded Shares that otherwise would have been delivered to Grantee a number of Vested Awarded Shares of sufficient value necessary to satisfy Grantee’s Required Withholding, and deliver the remaining Vested Awarded Shares to Grantee. The amount of the Required Withholding and the number of Vested Awarded Shares to be withheld by the Company, if applicable, to satisfy Grantee’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the value of the Vested Awarded Shares as of 12:01 A.M. Central Standard Time on the applicable Vesting Date. The obligations of the Company under this Award will be conditioned on such satisfaction of the Required Withholding.

(b) Grantee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award. Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

9. Entire Agreement; Governing Law. The Plan and this Agreement constitute the entire agreement of the Company and Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the laws of the State of Kansas, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of Kansas to apply to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. Amendment; Waiver. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

11. Notice. Except for any notice provided pursuant to Section 8(a), any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 11.

12. Lapse of Agreement. This Agreement shall be null and void in the event the Grantee fails to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to the Grantee.

CEC Entertainment, Inc.

By:

Name:	Richard M. Frank
Title:	Chief Executive Officer

Address:	4441 W. Airport Frwy
Irving, TX 75062

GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S BOARD MEMBERSHIP OR AS OTHERWISE PROVIDED IN THIS AGREEMENT. Grantee acknowledges receipt of a copy of the Plan, represents that he or she is generally familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof. Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and understands the provisions of this Agreement and the Plan. Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

GRANTEE

Signed:
Louis Neeb

Address: